UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2008

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2008, the Registrant entered into an employment agreement with President and Chief Executive Officer John N. Hopkins on substantially the same terms as the existing employment agreement between the Registrant’s principal subsidiary, Kearny Federal Savings Bank (the “Bank”), and Mr. Hopkins, except that the amount of salary payable to Mr. Hopkins under the agreement with the Registrant is reduced dollar-for-dollar for salary payments made by the Bank. For additional information, reference is made to the employment agreement, which is filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report.

Exhibit 10.1	Employment Agreement, dated June 16, 2008, between Kearny Financial Corp. and John N. Hopkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: June 19, 2008	By:	/s/ Sharon Jones
Sharon Jones Senior Vice President and Corporate Secretary